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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                     [APPLIED INDUSTRIAL TECHNOLOGIES LOGO]

                               ONE APPLIED PLAZA
                             CLEVELAND, OHIO 44115

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     We are pleased to invite you to the 2000 Annual Meeting of the Shareholders of Applied Industrial Technologies, Inc. The meeting will be held at our corporate headquarters, One Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio, on Tuesday, October 17, 2000, at 10:00 a.m., local time, for the purposes of:

     1. Electing three persons to be directors for a term of three years; and

     2. Ratifying the appointment of independent auditors for the fiscal year ending June 30, 2001.

     If you were a shareholder of record at the close of business on August 28, 2000, you are entitled to notice of and to vote at the meeting. The transfer books will not be closed. A list of the shareholders as of the record date will be available for examination at the meeting.

     By order of the Board of Directors.

                                               ROBERT C. STINSON
                                               Secretary

September 12, 2000

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE ELECTRONICALLY -- BY TELEPHONE OR VIA THE INTERNET -- OR BY EXECUTING AND RETURNING PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                     [APPLIED INDUSTRIAL TECHNOLOGIES LOGO]

                                PROXY STATEMENT
                               ------------------

                            SOLICITATION OF PROXIES

     The Board of Directors of Applied Industrial Technologies, Inc. is soliciting your proxy to vote at our Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m., local time, on Tuesday, October 17, 2000, at Applied's corporate headquarters, One Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio. This proxy statement summarizes information you need to know to vote at the meeting. In this statement, "we," "our," "us," and "Applied" all refer to Applied Industrial Technologies, Inc.

     We will pay the cost of soliciting proxies. This statement and the accompanying proxy card will be mailed to shareholders on or about September 12, 2000. We will also pay the standard charges and expenses of brokers, or other nominees or fiduciaries, for forwarding these materials to and obtaining proxies from registered holders of Applied Common Stock and beneficial owners for whose accounts they hold shares. Directors, officers, and other Applied employees, acting on our behalf, may also solicit proxies, and Morrow & Co., Inc. has been retained, at an estimated fee of $6,500 plus expenses, to aid in soliciting proxies from brokers and institutional holders. In addition to using the mail, proxies may be solicited personally, by telephone, facsimile, and electronic means.

                             VOTING AT THE MEETING

     Only shareholders of record at the close of business on August 28, 2000, may vote at the meeting. As of the record date there were outstanding 19,812,784 shares of Applied Common Stock, without par value. The holders of a majority of those shares will constitute a quorum to hold the meeting.

     Each share is entitled to one vote. Abstentions and broker non-votes are counted in determining the votes present at a meeting. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so. An abstention or a broker non-vote has the practical effect of a vote against a proposal, because each abstention or broker non-vote is one less vote in favor of the proposal.

     Whether or not you expect to attend the meeting, WE URGE YOU TO VOTE. You may vote by telephone, via the Internet, or by mailing your signed proxy card in the envelope provided. The card indicates the number of shares that you own. Instructions for each voting method are also indicated on the card. Votes submitted by telephone or via the Internet must be received by Sunday, October 15, 2000.

     You may revoke your proxy before it is voted at the meeting by giving notice of revocation to Applied's Secretary in writing, in open meeting, or by other verifiable communication. Your presence at the meeting will not by itself revoke your proxy.

     If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. If, however, your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or other evidence that you were the beneficial owner of the shares on August 28, 2000.

                        ITEM 1 -- ELECTION OF DIRECTORS

     Our Board of Directors is divided into three classes. At the Annual Meeting, directors of Class I are to be elected for a term of three years expiring in 2003. The properly nominated candidates receiving the greatest number of votes will be elected. The persons serving as directors of Class II for a term expiring in 2001 and as directors of Class III for a term expiring in 2002 will continue in office.

     The nominees for directors of Class I are Thomas A. Commes, J. Michael Moore, and Dr. Jerry Sue Thornton. Dr. Thornton and Mr. Moore currently serve as Applied directors and were elected to their positions at an annual meeting of shareholders. Mr. Commes also serves as a director, having been elected by the Board in April 1999. John C. Dannemiller, our Chairman and a Class I director since 1985, is retiring and will not be standing for reelection. Consequently, the Board has reduced the size of Class I to three directors.

     The proxies named in the accompanying proxy card intend to vote for the three nominees unless authority is withheld. If any of the nominees becomes unavailable to serve as a director, the proxies reserve full discretion to vote for any other person or persons that may be nominated at the meeting and/or to vote to reduce the number of directors. We are not aware of any existing circumstances that would cause a nominee to be unavailable to serve.

     Information concerning the nominees and the directors continuing in office is shown below. Unless otherwise stated, the nominees and directors have held the positions indicated for the last five years.

   NOMINEES FOR ELECTION AS DIRECTORS OF CLASS I FOR A TERM EXPIRING IN 2003

                                THOMAS A. COMMES

Director since 1999, member of Audit Committee

BUSINESS EXPERIENCE: Mr. Commes, age 58, was President and Chief Operating Officer of The Sherwin-Williams Company, a manufacturer, distributor, and retailer of paints and painting supplies, from 1986 until his retirement in March 1999. He was a Sherwin-Williams director from 1980 to March 1999. His career also includes service as that company's Chief Financial Officer.

OTHER DIRECTORSHIPS: Generac Portable Products, Inc., KeyCorp, Pioneer-Standard Electronics, Inc.

                                J. MICHAEL MOORE

Director since 1997, member of Futures Committee

BUSINESS EXPERIENCE: Mr. Moore, age 57, is President (since July 1997) of Oak Grove Consulting Group, Inc. He was Chairman (from 1989 to July 1997) and Chief Executive Officer (from 1981 to July 1997) of Invetech Company, a distributor of bearings, mechanical and electrical drive system products, industrial rubber products, and specialty maintenance and repair products. Applied acquired Invetech in August 1997.

                             DR. JERRY SUE THORNTON

Director since 1994, member of Audit and Corporate Governance Committees

BUSINESS EXPERIENCE: Dr. Thornton, age 53, is President of Cuyahoga Community College, the largest community college in Ohio, serving 60,000 students annually with 70 career and technical programs.

OTHER DIRECTORSHIPS: American Greetings Corporation, OfficeMax, Inc., RPM, Inc.

      PERSONS SERVING AS DIRECTORS OF CLASS II FOR A TERM EXPIRING IN 2001

                                WILLIAM G. BARES

Director since 1986, member of Corporate Governance, Director Nominating, and Executive Organization & Compensation Committees

BUSINESS EXPERIENCE: Mr. Bares, age 59, is Chairman (since April 1996), President (since 1982), and Chief Executive Officer (since January 1996) of The Lubrizol Corporation. Lubrizol is a $1.7 billion fluid technology company concentrating on high performance chemicals, systems, and services for industry and transportation. He was Lubrizol's Chief Operating Officer from 1987 to December 1995 and has served as a Lubrizol director since 1981.

OTHER DIRECTORSHIPS: KeyCorp, The Lubrizol Corporation, Oglebay Norton Company

                             DR. ROGER D. BLACKWELL

Director since 1996, member of Futures Committee

BUSINESS EXPERIENCE: Dr. Blackwell, age 60, is a Professor of Marketing at The Ohio State University College of Business and President of Blackwell Associates, Inc., a marketing consulting firm.

OTHER DIRECTORSHIPS: Airnet Systems, Inc., Anthony & Sylvan Pools Corporation, The Banc Stock Group, Inc., Checkpoint Systems, Inc., Cheryl & Co., Inc., The Flex-funds, Intimate Brands, Inc., Max & Erma's Restaurants, Inc., Symix Systems, Inc.

                                RUSSEL B. EVERY

Director since 1986, member of Audit and Executive Organization & Compensation Committees

BUSINESS EXPERIENCE: Mr. Every, age 75, has been a business consultant since his retirement as Chairman of The Lamson & Sessions Co. in 1989. Lamson & Sessions is a diversified manufacturer and distributor of a broad line of thermoplastic electrical, consumer, telecommunications, and fluid drainage products for major domestic markets.

                                  JOHN J. KAHL

Director since 1992, member of Audit, Director Nominating, and Futures
Committees

BUSINESS EXPERIENCE: Mr. Kahl, age 59, is Chief Executive Officer of Manco, Inc., a subsidiary of Henkel Corporation, the North American operating company of the Henkel Group. Manco is a manufacturer of pressure sensitive tapes for household and automotive repair, including Duck(R) Brand Tapes, mailing and shipping supplies for both home and office under the CareMail(R) brand, weather-stripping and related home energy products for the "do-it-yourselfer," and labels for both home and office.

OTHER DIRECTORSHIPS: Royal Appliance Mfg. Co., Tandycrafts, Inc.

     PERSONS SERVING AS DIRECTORS OF CLASS III FOR A TERM EXPIRING IN 2002

                               WILLIAM E. BUTLER

Director since 1987, member of Director Nominating and Executive Organization & Compensation Committees

BUSINESS EXPERIENCE: Mr. Butler, age 69, was Chairman, from 1992 until his retirement in December 1995, of Eaton Corporation, a global manufacturer of highly engineered products which serve vehicle, industrial, construction, commercial, aerospace, and marine markets. Eaton's principal products include truck transmissions, engine components, hydraulic products, electrical power distribution and control equipment, ion implanters, and a wide variety of controls. He was Chief Executive Officer (from 1991 to September 1995), and served as a director of Eaton from 1989 until his retirement.

OTHER DIRECTORSHIPS: Borg-Warner Automotive, Inc., Ferro Corporation, The Goodyear Tire & Rubber Co., Pitney Bowes, Inc., U. S. Industries, Inc.

                               RUSSELL R. GIFFORD

Director since 1992, member of Audit, Corporate Governance, Executive, and Futures Committees

BUSINESS EXPERIENCE: Mr. Gifford, age 61, is a partner with The Gifford Group, a corporate and customer relations consulting company. He was Chief Operating Officer of the City of Cleveland Public School District from June 1998 to March 1999. He was also President of CNG Energy Services Corp., a subsidiary of Consolidated Natural Gas Company, from 1994 until his retirement in January 1997.

                                L. THOMAS HILTZ

Director since 1981, member of Corporate Governance, Director Nominating, Executive, and Executive Organization & Compensation Committees

BUSINESS EXPERIENCE: Mr. Hiltz, age 54, is an attorney in Covington, Kentucky and is one of five trustees of the H.C.S. Foundation, a charitable trust which has sole voting and dispositive power with respect to 830,250 shares of Applied Common Stock.

                                 DAVID L. PUGH

Director since January 2000, member of Executive Committee

BUSINESS EXPERIENCE: Mr. Pugh, age 51, is Applied's President (since January
1999) and Chief Executive Officer (since January 2000). He was Chief Operating Officer of Applied from January 1999 to January 2000. Prior to joining Applied, he was Senior Vice President of the Industrial Control Group (from February 1996 to June 1998) of Rockwell Automation, a division of Rockwell International Corporation. He was also Rockwell Automation's Senior Vice President of Global Operations (from 1994 to February 1996).

      BENEFICIAL OWNERSHIP OF CERTAIN APPLIED SHAREHOLDERS AND MANAGEMENT

     The following table shows the beneficial ownership of Applied Common Stock, as of June 30, 2000, by: (a) each person known by us to own beneficially more than 5% of Applied's outstanding shares; (b) all directors and nominees; (c) each executive officer named in the Summary Compensation Table on page 8; and
(d) all directors, nominees, and executive officers as a group.

                                                              COMMON SHARES
                                                           BENEFICIALLY OWNED     PERCENT OF
                NAME OF BENEFICIAL OWNER                   ON JUNE 30, 2000(1)     CLASS(2)
                ------------------------                   -------------------    ----------
National Rural Electric
  Cooperative Association
  4301 Wilson Blvd.
  Arlington, Virginia 22203..............................       1,705,855(3)         8.5%
Applied Industrial Technologies, Inc.
  Retirement Savings Plan
  c/o Key Trust Company of Ohio, N.A., Trustee
  127 Public Square
  Cleveland, Ohio 44114..................................       1,604,548(4)         8.0%
Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue
  Santa Monica, California 90401.........................       1,584,742(5)         7.9%
William G. Bares.........................................          34,476(6)
Dr. Roger D. Blackwell...................................          20,335(7)
William E. Butler........................................           6,025
Donald L. Chargin........................................          27,177
Thomas A. Commes.........................................          15,966
John C. Dannemiller......................................         412,921            2.0%
Russel B. Every..........................................          34,851
Russell R. Gifford.......................................          25,603(8)
L. Thomas Hiltz..........................................         871,404(9)         4.3%
John J. Kahl.............................................          34,426
J. Michael Moore.........................................         314,461(10)        1.6%
David L. Pugh............................................          90,173
Robert C. Stinson........................................          99,666
Dr. Jerry Sue Thornton...................................          12,843
John R. Whitten..........................................          99,884
All directors, nominees, and executive officers as a
  group (22 individuals).................................       2,267,416(11)       11.1%

---------------
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Beneficial ownership may be disclaimed for other purposes. Except as otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares. The directors' and named executive officers' totals include shares that could be acquired within 60 days after June 30, 2000, by exercising stock options as follows: Mr. Chargin -- 5,758; Mr. Dannemiller -- 154,325; Mr.
     Pugh -- 15,000; Mr. Stinson -- 21,858; Mr. Whitten -- 24,914; and the
     directors other than Messrs. Dannemiller and Pugh -- 4,000 per director.
 (2) Percent of class is not indicated if less than 1%.
 (3) National Rural Electric Cooperative Association reported its share ownership in a Form 13F filed with the SEC on August 15, 2000.
 (4) The Applied Industrial Technologies, Inc. Retirement Savings Plan holds these shares for the benefit of plan participants. The shares are held in custody by Key Trust Company of Ohio, N.A., the plan's trustee. The plan's participants and the trustee possess shared voting power with respect to the shares. Participants may vote all shares allocated to their accounts and act as named fiduciaries with respect to unallocated shares. If no voting direction is received from participants or if legally required, the trustee has authority to vote the allocated and unallocated shares.
 (5) Dimensional Fund Advisors, Inc. reported its share ownership in a letter dated August 21, 2000.
 (6) Includes 2,250 shares owned by Mr. Bares' wife, who has sole voting and dispositive power.
 (7) Includes 225 shares owned by Dr. Blackwell's wife, who has sole voting and dispositive power.
 (8) Includes 300 shares owned by Mr. Gifford's wife, who has sole voting and dispositive power.
 (9) Includes 830,250 shares held by the H.C.S. Foundation, a charitable trust of which Mr. Hiltz is one of five trustees, with sole voting and dispositive power. Pursuant to a Schedule 13D filed by the H.C.S. Foundation dated December 20, 1989, the trustees, including Mr. Hiltz, disclaimed beneficial ownership of those shares.
(10) Includes 31,648 shares held by Mr. Moore's wife with sole voting and dispositive power. Also includes 38,773 shares held in trusts for the benefit of Mr. Moore's children. Mr. Moore's wife is trustee, with sole voting and dispositive power.
(11) Includes 290,472 shares that could be acquired within 60 days after June 30, 2000, by exercising stock options. In determining the percentage of share ownership, these stock option shares are added to both the denominator and the numerator.

                             EXECUTIVE COMPENSATION

                              SUMMARY COMPENSATION

     The following table summarizes compensation earned during the fiscal years ended June 30, 2000, 1999, and 1998, by those persons who were, for the fiscal year ended June 30, 2000, Applied's Chief Executive Officer and the four other most highly compensated executive officers.

                                                                     LONG-TERM COMPENSATION
                                     ANNUAL COMPENSATION                     AWARDS
                              ----------------------------------   ---------------------------
                                                    OTHER ANNUAL     RESTRICTED     SECURITIES    ALL OTHER
      NAME AND                            BONUS     COMPENSATION   STOCK AWARD(S)   UNDERLYING   COMPENSATION
 PRINCIPAL POSITION    YEAR    SALARY      (1)          (2)             (3)          OPTIONS         (4)
 ------------------    ----    ------     -----     ------------   --------------   ----------   ------------
John C. Dannemiller    2000   $600,000   $830,200     $  8,209       $        0            0       $ 5,405
  Chairman             1999    532,500          0            0                0      125,000        10,018
                       1998    500,650          0            0        1,884,375            0         6,065

David L. Pugh(5)       2000    403,845    474,000       40,205                0       60,000        19,808
  President & Chief    1999    174,519    100,000            0        1,150,000       60,000        28,846
  Executive Officer

John R. Whitten        2000    254,807    243,900          350                0       36,000         5,675
  Vice President --    1999    224,500          0            0                0       20,000        22,527
  Chief Financial      1998    211,000          0            0          418,750            0         8,734
  Officer & Treasurer

Robert C. Stinson      2000    224,231    208,800          327                0       32,000         6,010
  Vice President --    1999    208,462          0            0                0       16,333         4,542
  Chief                1998    201,667          0            0          418,750            0         8,961
  Administrative
  Officer, General
  Counsel & Secretary

Donald L. Chargin(5)   2000    187,692    179,960        7,273                0       40,000        25,738
  Vice President --    1999    169,422          0        3,624          217,500       11,333        26,201
  Unit President,
  Industrial Products

---------------

(1) Amounts in this column are earnings under the annual Management Incentive Plan, described in the Executive Organization & Compensation Committee Report on page 11.

(2) Amount in this column for fiscal 2000 reflect gross-up payments to cover taxes related to relocation expense reimbursements, club initiation fees, travel awards, and spousal travel.

(3) Amounts in this column represent restricted stock awards under the Long-Term Performance Plan described in the Executive Organization & Compensation Committee Report on pages 11 and 12, valued at the closing market price of Applied Common Stock on the dates of grant. Dividends are paid on restricted stock at the same rate paid to all shareholders. At June 30, 2000, the persons listed above held the following number of unvested shares of restricted stock, valued at $16.375 per share, the closing market price of Applied Common Stock on that date: Mr. Dannemiller, 67,500 shares, $1,105,313; Mr. Pugh, 70,000 shares, $1,146,250; Mr. Whitten, 15,000 shares,
    $245,625; Mr. Stinson, 15,000 shares, $245,625; and Mr. Chargin, 15,000 shares, $245,625. All of the shares of restricted stock are Performance-Accelerated Restricted Stock awards (described on pages 11 and
    12), except for 30,000 shares awarded to Mr. Pugh, one-third of which shares will vest on each of the second through fourth anniversaries of the grant date, subject to his continuous employment with Applied.

(4) Amounts in this column for fiscal 2000 are (a) contributions made by Applied and credited to the accounts of the named executive officers under Applied's Retirement Savings Plan, and (b) with respect to Messrs. Pugh and Chargin, relocation expense reimbursements of $14,372 and $19,292, respectively.

(5) Mr. Pugh joined Applied in January 1999 and Mr. Chargin was elected an executive officer in August 1998 (both during fiscal 1999).

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                           INDIVIDUAL GRANTS(1)                       VALUE AT ASSUMED
                           -----------------------------------------------------        ANNUAL RATES
                           NUMBER OF        % OF                                       OF STOCK PRICE
                           SECURITIES   TOTAL OPTIONS                                 APPRECIATION FOR
                           UNDERLYING    GRANTED TO      EXERCISE                      OPTION TERM(2)
                            OPTIONS     EMPLOYEES IN       PRICE      EXPIRATION   -----------------------
          NAME              GRANTED      FISCAL YEAR    (PER SHARE)      DATE          5%          10%
          ----             ----------   -------------   -----------   ----------   ----------   ----------
John C. Dannemiller......         0            0%        $     --           --     $       --   $       --
David L. Pugh............    60,000         13.1           16.719      1/20/10        630,840    1,598,760
John R. Whitten..........    36,000          7.9           16.719      1/20/10        378,504      959,256
Robert C. Stinson........    32,000          7.0           16.719      1/20/10        336,448      852,672
Donald L. Chargin........    40,000          8.8           16.719      1/20/10        420,560    1,065,840

---------------

(1) The options' exercise price is the market price of Applied Common Stock on the date the options were granted. The options vest 25% on each of the first through fourth anniversaries of the grant date, subject to continuous employment with Applied.

(2) The assumed rates of appreciation were selected by the SEC for illustrative purposes and are not intended to predict or forecast future stock prices.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table shows information concerning stock option exercises in fiscal 2000 by the Chief Executive Officer and Applied's four other most highly compensated executive officers, and the values of in-the-money options held by those individuals on June 30, 2000.

                           NUMBER OF                  NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                           SECURITIES                UNDERLYING UNEXERCISED         THE-MONEY OPTIONS AT
                           UNDERLYING              OPTIONS AT FISCAL YEAR END          FISCAL YEAR END
                            OPTIONS      VALUE     ---------------------------   ---------------------------
          NAME             EXERCISED    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ----------   --------   -----------   -------------   -----------   -------------
John C. Dannemiller......         0     $      0     154,325         93,750      $1,141,715      $301,753
David L. Pugh............         0            0      15,000        105,000          32,348        97,043
John R. Whitten..........         0            0      24,914         51,000         167,546        48,281
Robert C. Stinson........         0            0      21,858         44,250         141,780        39,429
Donald L. Chargin........         0            0       5,758         48,875          49,505        27,359

                         ESTIMATED RETIREMENT BENEFITS
            UNDER SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS PLAN(1)

     The following table shows estimated annual benefits payable upon retirement at age 65 to participating executive officers under Applied's Supplemental Executive Retirement Benefits Plan.

                             YEARS OF SERVICE(2)
                  -----------------------------------------
REMUNERATION(3)      5          10         15         20
---------------   --------   --------   --------   --------
   $200,000       $ 22,500   $ 45,000   $ 67,500   $ 90,000
    300,000         33,750     67,500    101,250    135,000
    400,000         45,000     90,000    135,000    180,000
    500,000         56,250    112,500    168,750    225,000
    600,000         67,500    135,000    202,500    270,000
    700,000         78,750    157,500    236,250    315,000
    800,000         90,000    180,000    270,000    360,000
    900,000        101,250    202,500    303,750    405,000
  1,000,000        112,500    225,000    337,500    450,000
  1,100,000        123,750    247,500    371,250    495,000
  1,200,000        135,000    270,000    405,000    540,000
  1,300,000        146,250    292,500    438,750    585,000

---------------

(1) Amounts shown in the table are computed on the basis of a straight life annuity and are not subject to deduction for Social Security or other offset amounts.

(2) Mr. Chargin has more than 20 years of service with Applied, Mr. Whitten has more than 15 years, Messrs. Dannemiller and Stinson have more than 10 years, and Mr. Pugh has less than five years. Plan benefits are fully accrued after 20 years of service. Under Mr. Pugh's employment agreement, described on page 15, his annual straight life benefit at age 65 is guaranteed to be at least $50,000. Also, if, while employed by Applied, he dies prior to the end of his fifth year of service with Applied, he will be deemed to have five years of service.

(3) Amounts in this column represent, and benefits are based on, average total cash compensation for the highest three of the last 10 calendar years. The cash compensation for the Chief Executive Officer and the four other most highly compensated executive officers for the past three fiscal years is found in the Summary Compensation Table.

        REPORT OF THE EXECUTIVE ORGANIZATION & COMPENSATION COMMITTEE OF
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

OVERVIEW

     The Executive Organization & Compensation Committee consists entirely of independent outside directors. The Committee is responsible for setting Applied's executive officer compensation policies. The purposes of the executive officer compensation program are to attract and retain qualified executives and to provide appropriate incentives, both monetary and stock-based, to achieve Applied's business strategies and enhance shareholder value over the long term.

     The major components of Applied's executive officer compensation program are:

          (a) Annual base salary; and,

          (b) The 1997 Long-Term Performance Plan.

ELEMENTS OF COMPENSATION PROGRAM

(a) ANNUAL BASE SALARY

     In setting base salaries, the Committee uses an annual competitive pay analysis compiled by an independent, nationally recognized compensation and benefits consulting firm (the "Independent Consultant"). This analysis shows the market base salary and total cash compensation at the average, median (50th percentile), and 75th percentile levels for each executive officer position. The analysis is based on data from a variety of published and private surveys. The analysis also presents data from certain publicly held industrial distribution companies, including companies from the peer group shown in the graph on page 13. In addition to the analysis, the Committee considers an officer's performance and levels of experience and responsibility in the position in setting the base salary. In general, the Committee has set base salaries at or below median levels.

(b) 1997 LONG-TERM PERFORMANCE PLAN

  (1) MANAGEMENT INCENTIVE PLAN

     The annual Management Incentive Plan, adopted under the 1997 Long-Term Performance Plan, is Applied's program for compensating executive officers for the achievement of fiscal year goals. The Committee reviews and discusses proposed corporate and individual officer goals and then sets the goals for the year. Both the individual and the corporate goals for fiscal 2000 were expressed in terms of threshold, target (midpoint), and maximum levels of required performance.

     In fiscal 2000, the Committee assigned certain executive officers, including Messrs. Dannemiller and Pugh, the corporate goal (achievement of earnings per share objectives) as their individual goal. The other executive officers had individual goals (in addition to the corporate goal) relating specifically to their job responsibilities. These goals varied in relative weight. The size of the Management Incentive Plan payments depends on the level of performance achieved on both individual and corporate goals. If, as was the case in fiscal 1998 and 1999, Applied does not achieve threshold levels of performance on the corporate goal, no incentive payments are made to the executive officers (even if individual goals are attained).

     Assuming that corporate and individual goals are met, the amount of the individual incentive payment is based on a formula, the components of which are the market base salary and responsibility percentage assigned to the executive officer by the Committee. For example, Mr. Dannemiller's target incentive payment in fiscal 2000 was $415,100, being 70% (the responsibility percentage) multiplied by the assigned market base salary. Mr. Pugh's target incentive payment was $237,000, representing 60% multiplied by the assigned market base salary. Responsibility percentages for the other executive officers during fiscal 2000 varied based on position.

     Payments can range from 0% to 200% (for outstanding achievement levels) of the target incentive, depending on performance. Applied achieved maximum performance on its corporate goal in fiscal 2000, earning $1.50 per share, 61% higher than in 1999. As a result of this accomplishment, Mr. Dannemiller earned an incentive award of $830,200 and Mr. Pugh earned an award of $474,000. When combined with base salary, their resulting total cash compensation exceeded the mid-level market range. By comparison, in 1998 and 1999, total cash compensation was, in general, substantially below median market levels.

     The Deferred Compensation Plan (described on page 15) was adopted in part to encourage increased investment in Applied Common Stock by the executive officers. Three of the named executive officers elected under the Deferred Compensation Plan to defer at least half of their 2000 incentive awards into Applied Common Stock.

  (2) STOCK-BASED AWARDS

     In order to align more closely the executive officers with shareholder interests and to compensate the officers based on performance measures that directly enhance shareholder value, the Committee has in recent years awarded Performance-Accelerated Restricted Stock ("PARS") to the officers. PARS are awards of restricted shares of Applied Common Stock which vest six years from the date of grant; however, PARS can vest automatically at an earlier date if performance hurdles based on stock price and pre-tax return on assets ("ROA") are met.

     The Committee last made PARS awards to the executive officer team in August 1997. Fifty percent of those PARS will vest if Applied achieves either a fiscal year ROA of 13.5%, or a stock price of $33.33 per share for 20 consecutive days. The remaining 50% will vest on the achievement of either an ROA of 17.5%, or a stock price of $37.33 per share for 20 consecutive days.

     In the past two years, the Committee has also awarded non-qualified stock options to the executive officers. These grants were made based on the Independent Consultant's recommendation to be competitive in the marketplace and as a means to retain officers. The options' exercise price is the market price of Applied Common Stock on the date the options were granted. The options vest 25% on each of the first through fourth anniversaries of the grant date, subject to continuous employment with Applied, and expire on the tenth anniversary.

     The total number of stock-based awards that may be made under the Long-Term Performance Plan in a fiscal year is 2% of the shares outstanding on the first day of the year. In addition, available shares not awarded in a fiscal year may be carried forward into future years.

(c) BENEFITS

     Benefits provided to the executive officers are those generally provided to Applied's other associates with variations consistent with executive benefits in the competitive marketplace.

FEDERAL INCOME TAX DEDUCTIBILITY

     The Internal Revenue Code limits the amount of compensation a publicly held corporation may deduct as a business expense for federal income tax purposes. That limit, which applies to the Chief Executive Officer and the four other most highly compensated executive officers, is $1 million per individual per year, subject to certain exceptions. One of the exceptions is for compensation that is performance-based.

     The Committee has taken steps to qualify awards made to the executive officers under the Management Incentive Plan as performance-based. In general, the Committee seeks to preserve the deductibility of compensation paid to Applied's executive officers, but without compromising the Committee's flexibility in designing an effective and competitive compensation program.

                                            EXECUTIVE ORGANIZATION &
                                            COMPENSATION COMMITTEE
                                            William E. Butler
                                            William G. Bares
                                            Russel B. Every
                                            L. Thomas Hiltz

    COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN OF APPLIED, S&P 500 INDEX, VALUE LINE MACHINERY INDUSTRY INDEX, AND PEER COMPANY GROUP

     The graph below compares the five-year cumulative total return from investing $100 on June 30, 1995 in each of Applied Common Stock, the Standard and Poor's 500 Index, the Value Line Machinery Industry Index (of which Applied Common Stock is a component), and a group of eight peer companies: Airgas, Inc., Federal-Mogul Corporation, Genuine Parts Company, W.W. Grainger, Inc., Kaman Corporation, Lawson Products, Inc., MSC Industrial Direct Co., Inc., and The Timken Company. We benchmark our financial performance against these companies, which we believe, as a group, to be more representative of our industry than is the Value Line Machinery Industry Index.

     Cumulative total return assumes that all dividends are reinvested when received. The returns of the companies in the peer group are weighted based on the companies' relative stock market capitalization.

[LINE GRAPH]

                                              APPLIED                S&P 500           MACHINERY INDUSTRY         PEER GROUP
                                              -------                -------           ------------------         ----------
1995                                          $100.00                 $100.00                 $100.00                 $100.00
1996                                          $135.03                 $126.12                 $123.09                 $120.30
1997                                          $182.85                 $169.95                 $190.70                 $146.13
1998                                          $159.39                 $220.83                 $223.80                 $169.04
1999                                          $152.10                 $271.36                 $239.67                 $150.66
2000                                          $135.00                 $287.55                 $242.45                 $ 85.05

Source: Value Line, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     J. Michael Moore, an Applied director, was Chairman and Chief Executive Officer of Invetech Company, which we acquired in August 1997. In connection with the acquisition, Applied entered into a Consulting, Non-competition and Confidentiality Agreement with Mr. Moore and Oak Grove Consulting Group, Inc., which Mr. Moore owns and of which he is president.

     Oak Grove and Mr. Moore received payments from Applied during fiscal 2000 as a consequence of the following provisions of the 1997 agreement: (a) Oak Grove agreed to perform certain business consulting services for Applied for a period of five years in exchange for an annual fee of $70,000; (b) Mr. Moore agreed not to compete with Applied until the later of (1) July 31, 2002 and (2) the end of the one-year period following the date of termination of all of Mr. Moore's relationships with Applied (other than as a shareholder) in exchange for $2,550,000 payable in five equal annual installments of $510,000 beginning on July 31, 1997; and (c) Applied agreed to pay to Oak Grove, during Mr. Moore's and his spouse's lives, $700 per month for the cost of health insurance to be obtained and maintained by Oak Grove for Mr. Moore, his spouse, and eligible children.

                           COMPENSATION OF DIRECTORS

     Messrs. Dannemiller and Pugh, who are executive officers of Applied, do not receive additional compensation for service as directors. Non-employee directors receive a quarterly retainer of $4,500, a fee of $1,500 for the first Board or committee meeting attended per day, and $500 for each additional meeting attended on the same day, up to a maximum of $2,500 per day. Directors may be similarly compensated if they attend other meetings or conferences at the Chairman's request. In addition, Applied pays directors $500 for any action taken by unanimous written consent or via telephone conference of less than 30 minutes, and directors who serve as committee chairmen receive an additional quarterly retainer of $400. All non-employee directors are eligible to participate in the Deferred Compensation Plan for Non-employee Directors described below. If participants elect to receive their director compensation in the form of Applied Common Stock, they receive an additional amount equal to 25% of the compensation so deferred.

     Annual stock option awards have been made to the non-employee directors since 1999, based on recommendations by an outside compensation consultant. The awards improve the competitiveness of our director compensation program and are expected to assist in recruiting and retaining directors. In 2000, each non-employee director was awarded 2,000 options with an exercise price equal to the market price for Applied Common Stock on the date of grant. The options are exercisable immediately and expire on the tenth anniversary of the grant date.

     The compensation received by non-employee directors is reviewed from time to time by Applied's management. If management believes that a change is necessary to make the level of compensation competitive relative to the size and nature of our business, management will present a recommendation to the Board. Approval of the change requires the affirmative vote of a majority of the directors. The directors also participate in our travel accident plan and may elect to participate in our contributory health insurance plan.

             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

     The purposes of our Deferred Compensation Plan for Non-employee Directors are to allow non-employee directors to defer the receipt of compensation payable for director services and to promote loyalty to Applied through increased investment in Applied Common Stock.

     Pursuant to the plan, a non-employee director may elect, prior to any calendar quarter, to defer payment of his or her compensation for future services as a director. Once an election is made, it is irrevocable with respect to compensation earned. Directors may change their election to receive or defer receipt of compensation for future services commencing with the calendar quarter following the election.

     As directors' compensation would otherwise become due and payable, Applied transfers the amount deferred to a trust maintained by Key Trust Company of Ohio, N.A., as Trustee. Deferred fees are invested by the Trustee, at a director's option, in a money market fund and/or Applied Common Stock. If a director elects to have his or her compensation invested in Common Stock, then Applied contributes an additional amount equal to 25% of the amount so deferred.

     Distribution of a director's account commences as designated by the director in his or her election on a date that is not more than 30 days after
(a) the director's termination due to resignation, retirement, death, or otherwise, or (b) the director's attainment of the age (not younger than 55) specified in his or her deferral election form; or upon a change in control (as defined in the plan) of Applied.

     Of our ten non-employee directors, eight currently defer all of their retainer and meeting fees and invest those fees in Applied Common Stock.

                           DEFERRED COMPENSATION PLAN

     The Applied Industrial Technologies Deferred Compensation Plan (the "Plan") permits executives to defer a portion or all of the awards payable under the annual Management Incentive Plan. The Plan's purpose is to promote increased efforts on behalf of Applied through increased investment in Applied Common Stock.

     The Plan gives each Management Incentive Plan participant the opportunity to defer payment of his or her cash award. Any participant who elects to make a deferral may have the amounts invested in Applied Common Stock and/or in a money market fund. If a participant elects to have an amount equal to at least 50% of a Management Incentive Plan award invested in Applied Common Stock, an additional 10% of that amount will be credited to the participant. These deferral and investment opportunities and the incentive for investing in Applied Common Stock, like those available to directors under the Deferred Compensation Plan for Non-employee Directors, are part of an overall effort to align management with the interests of Applied's shareholders.

     Distribution of deferrals will be made in a lump sum or in installments over a period not in excess of ten years, as specified in the participant's deferral election form. Other than dates specified in the deferral election forms, a withdrawal is permitted while employed only due to a severe financial and unexpected hardship.

     Three of the executive officers named in the Summary Compensation table on page 8 elected to participate in the Plan in 2000, deferring at least half of their 2000 Management Incentive Plan awards and investing the funds in Applied Common Stock.

                              EMPLOYMENT AGREEMENT

     In fiscal 1999, Applied entered into an employment agreement with Mr. Pugh in connection with his hiring as President & Chief Operating Officer. Under that agreement, Mr. Pugh was named a participant in Applied's Supplemental Executive Retirement Benefits Plan and guaranteed an annual straight life retirement benefit at age 65 of at least $50,000. In addition, if, while employed by Applied, he dies before the end of his fifth year of service, he will be deemed to have five years of service for purposes of that plan. Mr. Pugh also agreed, following the termination of any of his relationships with Applied (other than as a shareholder), not to compete with Applied for two years and to maintain the confidentiality of all non-public information pertaining to Applied for five years.

                          CHANGE IN CONTROL AGREEMENTS
                         AND OTHER RELATED ARRANGEMENTS

     Applied has change in control agreements with its executive officers. The agreements obligate Applied to provide severance benefits to any executive officer whose employment is terminated either by the officer for "good reason" or by Applied "without cause" (each as defined in the agreements) if the termination occurs within three years after a change in control, as defined in the agreements. The officer, in turn, is obligated not to compete with Applied for one year following the termination. The principal benefits to be provided under the agreements to the executive officers are as follows:

          (a) a lump sum severance payment equal to three times annual base salary plus incentive pay (each as calculated pursuant to the agreements), reduced proportionately if the officer reaches age 65 within three years after termination;

          (b) a cash payment, instead of exercising any stock options held by the officer on the date of termination, equal to the difference between the exercise price and the higher of (i) the mean of the high and low trading prices on the New York Stock Exchange on the date of termination, and (ii) the highest price paid for Applied Common Stock in connection with the change in control;

          (c) continued participation in Applied's employee benefit plans, programs, and arrangements, or equivalent benefits for three years after termination at the levels in effect immediately before termination; and

          (d) outplacement services.

     An escrow account has been established with Key Trust Company of Ohio, N.A., to secure payment of the benefits. Applied has deposited a percentage of the amounts that would be payable to the officers under the agreements. Additional deposits may be made in future years. No officer may make a claim on the escrow assets unless Applied is in default under the agreement. All earnings on the escrow assets are payable to Applied. The agreements also provide that if any covered executive is required to pay a "parachute" excise tax, Applied will make an additional payment to the executive in an amount sufficient (after payment of any taxes on the additional payment) to pay the excise tax.

     The agreements are intended to reinforce and encourage the continued attention and dedication of Applied's officers to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. The agreements may make it more expensive to accomplish a change in control and could under certain circumstances adversely affect the shareholders' ability to benefit from a change in control. The Board of Directors approved the agreements, however, because it believes that the continued attention and dedication of the officers to their duties under adverse circumstances are ultimately in the best interests of Applied and its shareholders, and can under some circumstances result in a higher price being paid to shareholders in connection with a change in control.

     In addition to the benefits provided by the agreements, the Long-Term Performance Plan provides the following benefits to executive officers if a change in control occurs: (a) all stock options outstanding will become fully exercisable; (b) all restrictions and conditions of stock awards will be deemed satisfied; and (c) all cash awards (including payments made under a Management Incentive Plan) will be deemed to have been fully earned.

     Also, under the Supplemental Executive Retirement Benefits Plan, if a participant is terminated following a change in control or is receiving or is eligible to receive a retirement benefit at the time of the change in control, the participant is entitled to receive the actuarial equivalent of the participant's retirement benefit in a lump sum. In addition, upon a change in control, actively employed participants will be credited with additional years of service and age (up to 10 years) for benefit calculation purposes, equal to half of the difference between the participant's age and age 65.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2000, the Board of Directors had eight meetings, six of which were regularly scheduled. Each director attended at least 75% of the total number of meetings of the Board and all committees on which he or she served. Among the Board's standing committees are the Audit, Executive Organization & Compensation, and Director Nominating Committees.

     The AUDIT COMMITTEE recommends the appointment of independent auditors, reviews with the independent auditors the scope of their examination, reviews the scope of non-audit services performed by the independent auditors and considers the effect of those services on the auditors' independence, reviews with management and the independent auditors the results of the audit, reviews with management the adequacy of our internal accounting controls, and reviews with management and the independent auditors the auditors' report on internal accounting controls and other recommendations. A copy of the committee's charter is attached as an Appendix to this statement. Russell R. Gifford, Thomas A. Commes, Russel B. Every, John J. Kahl, and Dr. Jerry Sue Thornton, all of whom are independent directors, serve on the committee. The Audit Committee met three times during fiscal 2000.

     The EXECUTIVE ORGANIZATION & COMPENSATION COMMITTEE reviews and makes recommendations to the Board regarding both compensation of executives and planning for executive organization and succession. The committee also administers the Long-Term Performance Plan, including the Management Incentive Plan. William E. Butler, William G. Bares, Russel B. Every, and L. Thomas Hiltz, all of whom are independent directors, serve on the committee. The Executive Organization & Compensation Committee met twice during fiscal 2000.

     The DIRECTOR NOMINATING COMMITTEE considers and reviews possible nominees for the Board to fill vacancies and makes recommendations to the Board. L. Thomas Hiltz, William G. Bares, William E. Butler, John C. Dannemiller, and John
J. Kahl serve on the committee. There are no procedures established for submissions by shareholders; the committee would, however, consider a qualified nominee submitted by shareholders. The Director Nominating Committee met three times during fiscal 2000.

     The Board of Directors also has standing Corporate Governance, Executive, and Futures Committees.

                       ITEM 2 -- RATIFICATION OF AUDITORS

     Deloitte & Touche LLP, certified public accountants, has served as our independent auditor for many years and has been appointed by the Board of Directors, upon the Audit Committee's and management's recommendations and subject to ratification by the shareholders, to serve again in fiscal 2001. Applied has been advised by Deloitte & Touche LLP that no partner of the firm has had any direct financial interest or any material indirect financial interest in Applied or its subsidiaries or any connection during the past three years with Applied or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

     Unless otherwise indicated, the accompanying proxy will be voted in favor of ratifying the appointment of Deloitte & Touche LLP. The affirmative vote of a majority of the shares represented at the meeting is sufficient to constitute ratification. If Deloitte & Touche LLP withdraws or otherwise becomes unavailable for reasons not presently known, the persons named as proxies will vote for other independent auditors as they deem appropriate.

     One or more representatives of Deloitte & Touche LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Applied's executive officers and directors, and persons who beneficially own more than 10% of Applied Common Stock, must file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Copies of the reports must be furnished to Applied.

     Based solely on a review of copies of forms furnished to us and written representations from Applied's executive officers and directors, we believe that during fiscal 2000 all filing requirements were complied with on a timely basis.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Proposals by shareholders for inclusion in our 2001 Annual Meeting Proxy Statement must be received by Applied's Secretary at One Applied Plaza, Cleveland, Ohio 44115, no later than May 15, 2001. Under Ohio law, only proposals included in the notice of meeting may be raised at a meeting of shareholders. If you wish to nominate a candidate for director or bring any other business from the floor of the 2001 annual meeting, you must notify Applied's Secretary in writing by August 17, 2001.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the meeting. If any other matters requiring a shareholder vote arise, including the question of adjourning the meeting, the persons named in the accompanying proxy will vote your shares according to their judgment in the interests of Applied.

By order of the Board of Directors.

                                            ROBERT C. STINSON
                                            Secretary

Dated: September 12, 2000

                                                                        APPENDIX

                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                            AUDIT COMMITTEE CHARTER

     Primary responsibility for the Corporation's financial reporting and internal control structure vests in senior operating management as overseen by the Board of Directors (the "Board"). The Audit Committee (the "Committee") is a standing committee of the Board composed of not fewer than three independent outside directors. "Independence" of Committee members will be determined by the Board according to its guidelines set from time to time and according to applicable rules of the New York Stock Exchange, with the goal of assuring that Committee members have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. The primary purpose of the Committee is to assist the Board in overseeing financial reporting and the Corporation's internal control structure. The Committee is also responsible for maintaining a direct line of communication with the Corporation's independent auditors, chief financial officer and the internal audit department.

     The Committee shall have unrestricted access to the Corporation's personnel and documents and will be given the resources necessary to discharge its responsibilities, including, as appropriate, additional training in basic finance and accounting principles to assure the financial literacy of its members. The Committee shall meet at least three times per year, and may establish a schedule of additional regular meetings, as it considers appropriate. The Committee may also call special meetings as required. The Committee's specific responsibilities include the following:

A. INDEPENDENT AUDITORS

     1. The independent auditors shall be accountable to the Committee and the Board. The Committee, in consultation with management, shall be responsible for making recommendations to the Board regarding the selection, retention or dismissal of the independent auditors.

     2. The continued independence of the independent auditors in accordance with professional auditing standards and Securities and Exchange Commission ("SEC") requirements shall be reviewed periodically with management, as well as with the independent auditors. The Committee shall require annually a written statement and letter from the independent auditors disclosing relationships between the Corporation and the independent auditors, consistent with Independence Standards Board Standard No. 1, shall discuss with the independent auditors their independence in fact, as well as consulting and other non-audit services provided by the independent auditors, to determine any potential impact on independence.

     3. The Committee shall meet with the independent auditors before the audit examination to discuss the audit plan, including the scope, staffing and timing of the audit, extent of coordination with management and with internal audit, and review significant audit areas. These discussions shall also focus on the Corporation's electronic data processing procedures and controls and the specific security programs to protect against computer fraud or misuse from both within and outside the Corporation.

     4. Subsequent to each audit, the Committee shall meet with the independent auditors to review and discuss accounting and audit matters, including, but not limited to:

        - Significant auditing or accounting areas of concern,

        - New or unusual transactions, balances or financial statement disclosures of significance,

        - The auditors' judgments about the quality of the Corporation's accounting principles as applied,

        - The representation letter provided to the independent auditors by the Corporation,

        - The level of support provided by the Corporation's management, accounting and internal audit personnel, and

        - Any other matters required to be discussed by SAS 61 and other concerns the independent auditors have with respect to positions taken by the Corporation in its financial statements.

    The Committee shall also review and discuss any matters that the independent auditors are required under professional auditing standards to communicate to the Committee, such as:

        - Significant audit adjustments,

        - Disagreements with management,

        - Reportable conditions in the internal control structure, and

        - Any irregularities or illegal acts detected during the audit.

     The Committee will also review the responses of management with regard to these matters.

B. OVERSIGHT OF FINANCIAL REPORTING

     Prior to release to the public, the annual audited financial statements of the Corporation shall be reviewed by the Committee and discussed with management and the independent auditors. The purpose of the review shall be to determine whether to recommend to the Board that the audited financial statements be included in the Corporation's annual report on Form 10-K. The Committee shall inquire about the following:

        - Significant variations in financial information between reporting periods.

        - Consistency of the Management's Discussion and Analysis section of the annual report with information reflected in the financial statements.

        - Changes or proposed changes in accounting standards or rules issued by the Financial Accounting Standards Board or the SEC that have an impact on the financial statements.

        - Significant reporting or operational issues affecting the financial statements.

        - Accounting accruals, reserves and estimates made (or failed to be made) by management having a material impact on the financial statements.

C. INTERIM REPORTS

     Prior to release to the public of quarterly earnings, the Committee or its Chairman shall have such communication with management and/or the independent auditors, as deemed appropriate by the Chairman of the Committee.

D. INTERNAL AUDIT

     1. At least annually, the Committee shall review with management and the manager of internal audit:

        - A summary of the results and recommendations of activities performed by the internal audit department.

        - The activities, plans, responsibilities and capabilities of the internal audit function.

     2. The Committee shall review management's appointment or dismissal of the manager of internal audit.

E. INTERNAL CONTROLS

     The Committee shall be responsible for overseeing the internal control structure established by management. The internal control structure should be designed to assure that assets are safeguarded, transactions are authorized, and that transactions are properly recorded. Such oversight would include but not be limited to the following:

        - Review of the Report of Management included in the Annual Report to Shareholders.

        - Review of significant recommendations by internal and independent auditors regarding the Corporation's internal control structure.

        - Inquiry of senior management, the manager of internal audit and the independent auditors regarding significant elements in the internal control structure.

F. CHARTER REVIEW

     The Committee shall, on an annual basis, review and reassess the adequacy of the Charter.

G. OTHER

     The Committee may use the Corporation's internal or independent auditors to assist in accomplishing the following responsibilities:

     1. The Committee shall inquire annually of management's plan for determining compliance with the Corporation's policies on business ethics and practices.

     2. The Committee shall inquire of senior management of known or potential instances of non-compliance with applicable laws, regulatory policies, including SEC reporting requirements, and guidelines as they relate to the functions and responsibilities of the Committee.

     3. The Committee shall be informed by the Corporation's general counsel of material litigation in which the Corporation is involved or in which management believes involvement of the Corporation is reasonably likely.

     4. The Committee shall periodically inquire about the Corporation's policies and procedures regarding the review of officers' expense reports and perquisites for compliance with proper reporting, accounting and tax treatment.

                             LINES OF COMMUNICATION

     The manager of internal audit and the independent auditors shall have the ability to communicate directly with the Chairman of the Committee, if necessary or desired. The Committee shall provide sufficient opportunity at its meetings for the independent auditors and the manager of internal audit to meet with the members of the Committee without members of management present.

     The general counsel shall report directly to the Committee about legal compliance. The Committee may directly contact any employee in the Corporation and any employee may inform the Committee of matters involving questionable, illegal or improper practices or transactions.

     The Committee shall report at least annually to the Board on the fulfillment of its duties under the mandate delegated to it by the Board.

PROXY                                                                      PROXY
                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints DAVID L. PUGH, JOHN R. WHITTEN, and ROBERT C. STINSON, and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 17, 2000, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side:

(The Board of Directors recommends a vote FOR Items 1 and 2.)

1. Election of Directors of Class I (for a term of
   3 years). The nominees are
   Thomas A. Commes, J. Michael Moore, and Dr.
   Jerry Sue Thornton.

2. Ratification of the appointment of Deloitte &
   Touche LLP as independent auditors for the current fiscal year.

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

                                                     (change of address)

                                                     ---------------------------
                                                     ---------------------------
                                                     ---------------------------
                                                     ---------------------------
                                                     (If you have written in the
                                                     above space, please mark
                                                     the corresponding box on
                                                     the reverse side of this
                                                     card.)

WHEN PROPERLY EXECUTED, THESE INSTRUCTIONS WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE OF THIS CARD; IF YOU DO NOT PROVIDE DIRECTION, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.
                                                                 SEE REVERSE
                                                                    SIDE
 ............................................................................

                              FOLD AND DETACH HERE
                            YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
 ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE
                                 REVERSE SIDE.

                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/

[                                                                           ]

                                                       FOR   WITHHELD  FOR ALL
                                                       ALL      ALL    EXCEPT                               FOR   AGAINST  ABSTAIN
1. Election of Directors                              / /      / /      / /      2. Ratification of         / /     / /      / /
 01 - Thomas A. Commes                                                           appointment of independent
 02 - J. Michael Moore                                                           auditors.
 03 - Dr. Jerry Sue Thornton
 For all, except vote withheld from the following
 nominee(s):
-----------------------------------------------


                                                  Change of Address [ ]

                                                  Date:                   , 2000
                                                       -------------------

                                                  ------------------------------
                                                  Signature(s)

                                                  ------------------------------
                                                  Signature(s)

                                                  Note: Please sign exactly as
                                                  name appears on this card.
                                                  Joint owners should each sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee, or guardian, please
                                                  give full title.

 ...........................................................................
      CONTROL NUMBER        FOLD AND DETACH HERE
                                                              [APPLIED LOGO]

             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

We encourage you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote has the same effect as if you marked, signed, and returned your voting instructions card. Votes by telephone or the Internet must be received by Sunday, October 15, 2000. To vote by telephone or the Internet, read the accompanying proxy statement and then follow these easy steps:


TO VOTE BY PHONE          Call toll-free 1-877-210-3552 in the United
                          States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

                          Enter the 6-digit CONTROL NUMBER located above.

                          Option #1:       To vote as the Board of
                                           Directors recommends on
                                           ALL Proposals: Press 1

                                           When asked, please confirm
                                           your vote by pressing 1.

                          Option #2:       If you choose to vote on
                                           each proposal separately,
                                           press 0 and follow the
                                           simple recorded
                                           instructions.

TO VOTE BY INTERNET      Go to the following website:
                          WWW.COMPUTERSHARE.COM/US/PROXY

                          Enter the information requested on your
                          computer screen, including your 6-digit
                          CONTROL NUMBER located above.

                          Follow the simple instructions on the
                          screen.


     If you vote by telephone or the Internet, DO NOT mail back the voting instructions card.

                             THANK YOU FOR VOTING!

                        CONFIDENTIAL VOTING INSTRUCTIONS
        TO: KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE (THE "TRUSTEE") FOR APPLIED INDUSTRIAL TECHNOLOGIES, INC. SUPPLEMENTAL DEFINED CONTRIBUTION PLAN
                                  (THE "PLAN")

I, the undersigned, as a Participant in the Plan, instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Applied Industrial Technologies, Inc. allocated to my account under the Plan on the record date for the Annual Meeting of Shareholders to be held on October 17, 2000.

(The Board of Directors recommends a vote FOR Items 1 and 2.)

1. Election of Directors of Class I (for a term of
   3 years). The nominees are:
   Thomas A. Commes, J. Michael Moore, and Dr.
   Jerry Sue Thornton.

2. Ratification of the appointment of Deloitte &
   Touche LLP as independent auditors for the current fiscal year.

3. In its discretion, the Trustee is authorized to vote on such other business as may properly come before the meeting.

                                                     (change of address)

                                                     ---------------------------
                                                     ---------------------------
                                                     ---------------------------
                                                     ---------------------------
                                                     (If you have written in the
                                                     above space, please mark
                                                     the corresponding box on
                                                     the reverse side of this
                                                     card.)

WHEN PROPERLY EXECUTED, THESE INSTRUCTIONS WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE OF THIS CARD; IF YOU DO NOT PROVIDE DIRECTION, THIS CARD WILL BE VOTED FOR ITEMS 1 AND 2.
                                                                 SEE REVERSE
                                                                    SIDE
 ...............................................................................

                              FOLD AND DETACH HERE
                            YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
 ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE
                                 REVERSE SIDE.

                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/

[                                                                           ]

                                                       FOR   WITHHELD  FOR ALL
                                                       ALL      ALL    EXCEPT                               FOR    AGAINST  ABSTAIN
1. Election of Directors                              / /      / /      / /      2. Ratification of         / /      / /      / /
 01 - Thomas A. Commes                                                           appointment of independent
 02 - J. Michael Moore                                                           auditors.
 03 - Dr. Jerry Sue Thornton
 For all, except vote withheld from the following
 nominee(s):
-----------------------------------------------


                                                  Change of Address [ ]

                                                  Date:                   , 2000
                                                       -------------------

                                                  ------------------------------
                                                  Signature(s)

                                                  ------------------------------
                                                  Signature(s)

                                                  Note: Please sign exactly as
                                                  name appears on this card.
                                                  Joint owners should each sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee, or guardian, please
                                                  give full title.


 ................................................................................
      CONTROL NUMBER          FOLD AND DETACH HERE
                                                              [APPLIED LOGO]

             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

We encourage you to take advantage of the new and convenient ways to vote your shares. This year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote has the same effect as if you marked, signed, and returned your voting instructions card. Votes by telephone or the Internet must be received by Sunday, October 15, 2000. To vote by telephone or the Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE          Call toll-free 1-877-210-1416 in the United
                          States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

                          Enter the 6-digit CONTROL NUMBER located above.

                          Option #1:       To vote as the Board of
                                           Directors recommends on
                                           ALL Proposals: Press 1

                                           When asked, please confirm
                                           your vote by pressing 1.

                          Option #2:       If you choose to vote on
                                           each proposal separately,
                                           press 0 and follow the
                                           simple recorded
                                           instructions.

TO VOTE BY INTERNET       Go to the following website:
                          WWW.COMPUTERSHARE.COM/US/PROXY

                          Enter the information requested on your
                          computer screen, including your 6-digit
                          CONTROL NUMBER located above.

                          Follow the simple instructions on the
                          screen.


     If you vote by telephone or the Internet, DO NOT mail back the voting instructions card.

                             THANK YOU FOR VOTING!

                        CONFIDENTIAL VOTING INSTRUCTIONS
        TO: KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE (THE "TRUSTEE") FOR APPLIED INDUSTRIAL TECHNOLOGIES, INC. RETIREMENT SAVINGS PLAN (THE "PLAN")

I, the undersigned, as a Participant in the Plan, instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Applied Industrial Technologies, Inc. allocated to my account and any shares not otherwise directed under the Plan on the record date for the Annual Meeting of Shareholders to be held on October 17, 2000.

(The Board of Directors recommends a vote FOR Items 1 and 2.)

1. Election of Directors of Class I (for a term of
   3 years). The nominees are:
   Thomas A. Commes, J. Michael Moore, and Dr.
   Jerry Sue Thornton.

2. Ratification of the appointment of Deloitte &
   Touche LLP as independent auditors for the current fiscal year.

3. In its discretion, the Trustee is authorized to vote on such other business as may properly come before the meeting.

                                                     (change of address)

                                                     ---------------------------
                                                     ---------------------------
                                                     ---------------------------
                                                     ---------------------------
                                                     (If you have written in the
                                                     above space, please mark
                                                     the corresponding box on
                                                     the reverse side of this
                                                     card.)

WHEN PROPERLY EXECUTED, THESE INSTRUCTIONS WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE OF THIS CARD; IF YOU DO NOT PROVIDE DIRECTION, THIS CARD WILL BE VOTED FOR ITEMS 1 AND 2.
                                                                 SEE REVERSE
                                                                    SIDE
 .............................................................................

                              FOLD AND DETACH HERE
                            YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
 ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE
                                 REVERSE SIDE.

                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/
[                                                                           ]

                                                  FOR   WITHHELD  FOR ALL
                                                  ALL      ALL    EXCEPT                                     FOR  AGAINST  ABSTAIN
1. Election of Directors                          / /    / /       / /           2. Ratification of          /  /   /  /      /  /
 01 - Thomas A. Commes                                                           appointment of independent
 02 - J. Michael Moore                                                           auditors.
 03 - Dr. Jerry Sue Thornton
 For all, except vote withheld from the following
 nominee(s):
-----------------------------------------------


                                                  Change of Address [ ]

                                                  Date:                   , 2000
                                                       -------------------

                                                  ------------------------------
                                                  Signature(s)

                                                  ------------------------------
                                                  Signature(s)

                                                  Note: Please sign exactly as
                                                  name appears on this card.
                                                  Joint owners should each sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee, or guardian, please
                                                  give full title.


 ................................................................................
      CONTROL NUMBER               FOLD AND DETACH HERE
                                                              [APPLIED LOGO]

             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

We encourage you to take advantage of the new and convenient ways to vote your shares. This year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote has the same effect as if you marked, signed, and returned your voting instructions card. Votes by telephone or the Internet must be received by Sunday, October 15, 2000. To vote by telephone or the Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE          Call toll-free 1-877-210-2638 in the United
                          States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

                          Enter the 6-digit CONTROL NUMBER located above.

                          Option #1:       To vote as the Board of
                                           Directors recommends on
                                           ALL Proposals: Press 1

                                           When asked, please confirm
                                           your vote by pressing 1.

                          Option #2:       If you choose to vote on
                                           each proposal separately,
                                           press 0 and follow the
                                           simple recorded
                                           instructions.

TO VOTE BY INTERNET       Go to the following website:
                          WWW.COMPUTERSHARE.COM/US/PROXY

                          Enter the information requested on your
                          computer screen, including your
                          6-digit CONTROL NUMBER located above.

                          Follow the simple instructions on the
                          screen.



     If you vote by telephone or the Internet, DO NOT mail back the voting instructions card.

                             THANK YOU FOR VOTING!